SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C.  20549


                                      FORM 8-K

                                   CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of the
                           Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported): October 3, 1997


                                McMoRan Oil & Gas Co.


              Delaware               0-23870                72-1266477

          (State or other          (Commission             (IRS Employer
           jurisdiction of          File Number)            Identification
           incorporation or                                 Number)
           organization)

                                 1615 Poydras Street
                            New Orleans, Louisiana  70112

          Registrant's telephone number, including area code:(504) 582-4000




          Item 5.   Other Events.
               ------------------
          The following news release was issued by McMoRan Oil & Gas Co. on October 3, 1997:

          NEW ORLEANS, LA., October 3, 1997 -- McMoRan Oil & Gas Co. (NASDAQ: MOXY) announced today that its West Cameron Block 616 #3 well has discovered a total of 263 feet of net gas pay in four sands logged between measured depths of 8,368 feet and 9,780 feet. MOXY, the operator of the well, believes that the logged pays in the West Cameron Block 616 #3 well indicate commercial quantities of reserves which can be developed and recovered by conventional platform techniques. Protective pipe is being set prior to drilling deeper towards additional objectives with an expected total measured depth of 13,794, true vertical depth of 11,490 feet. Working interest in the #3 well prospect area of 625 acres is owned 40 percent by MOXY and 60 percent by its joint venture partner, Freeport-McMoRan Resource Partners, Limited Partnership (NYSE:FRP), subject to adjustment to 50 percent for each partner upon the formation of a new $200 million multi-year exploration program between MOXY and FRP, which is subject to a vote of MOXY's shareholders to be held on October 9, 1997.
               On June 24, 1996, MOXY announced that its West Cameron Block 616 #2 well, located approximately one mile southeast of the #3 well, encountered several gas bearing zones with a total of 190 feet of net gas pay in a different fault block from that of the #3 well. The #2 well, also operated by MOXY, was drilled to a total measured depth of 14,603, true vertical depth of 11,440 feet. Working interest in West Cameron Block 616, other than the #3 well prospect, and in West Cameron Block 617 is owned 50 percent by MOXY and FRP and 50 percent by Forest Oil Corporation (NASDAQ:FOIL). Immediately following the drilling of the #3 well, MOXY will evaluate additional drilling on West Cameron
          Block 616 and drilling an initial exploratory well on Block 617.
           West Cameron Blocks 616 and 617 are located in 300 feet of water in the Gulf of Mexico, approximately 130 miles offshore Louisiana and encompass a total of 10,000 acres.
               C. Howard Murrish, President and Chief Operating Officer of MOXY said, "We are very pleased that our 'bright spot' interpretation of the 3-D seismic data on the shallow objectives of this prospect has been confirmed by drilling, and now we are anxious to resume drilling to evaluate our deeper objectives."
               MOXY is an independent oil and gas company engaged in the exploration, development and production of oil and natural gas reserves offshore in the Gulf of Mexico and onshore in the Gulf
          Coast area.   The  company continues  to generate  prospects  and
          evaluate  farmin  opportunities  utilizing  its  geological   and
          geophysical expertise through the use of 3-D seismic data and state of the art technology.




                                      SIGNATURE
                                 ------------------

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        McMoRan Oil & Gas Co.


                                        By:   /s/ C. Donald Whitmire
                                             ---------------------------
                                              C. Donald Whitmire
                                                   Controller
                                            (authorized signatory and
                                           Principal Accounting Officer)

          Date:  October 13, 1997